CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-31865 and 333-51812 of General Cable Corporation on Form S-8 of our report dated June 27, 2016, relating to the financial statements and supplemental schedule of the General Cable Retirement and Savings Plan for Salaried Associates, appearing in this Annual Report on Form 11-K of the General Cable Retirement and Savings Plan for Salaried Associates for the year ended December 31, 2015.

/s/ Cincinnati, Ohio
June 27, 2016